November 1, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously the independent accountants for dot com Entertainment Group, Inc., and on March 20, 2000 we reported on the consolidated financial statements of dot com Entertainment Group, Inc. and subsidiaries as of and for the two years ended December 31, 1999. On November 1, 2000 we informed dot com Entertainment Group, Inc., that we had merged with McGladrey & Pullen, LLP and we would no longer be the independent accountants of dot com Entertainment Group, Inc. We have read dot com Entertainment Group, Inc.'s statements included under Item 4 of its Form 8-K and we agree with such statements.

                                                             FREED MAXICK SACHS & MURPHY, PC

Buffalo, NY
November 1, 2000